Exhibit 1.1

STRONGHOLD DIGITAL MINING, INC.

Shares of Common Stock

UNDERWRITING AGREEMENT

[•], 2021

B. Riley Securities, Inc.

Cowen and Company, LLC

as Representatives of the
several Underwriters

c/o B. Riley Securities, Inc.

299 Park Avenue

New York, New York  10171

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York  10022

Ladies and Gentlemen:

Stronghold Digital Mining, Inc., a Delaware corporation (the “Company”), confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom B. Riley Securities, Inc. and Cowen and Company, LLC are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company of [•] shares (the “Initial Shares”) of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of [•] additional shares of Common Stock to cover over-allotments, if any (the “Option Shares”), from the Company, to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of each of the Underwriters listed in Schedule I hereto. The Initial Shares to be purchased by the Underwriters and the Option Shares, if and to the extent such option described in Section 1(b) hereof is exercised are hereinafter called, collectively, the “Shares.”

In connection with this offering, the operating agreement of Stronghold Digital Mining Holdings, LLC (“Stronghold LLC”) will be amended and restated (as so amended and restated, the “Third Amended and Restated Stronghold LLC Agreement”), the certificate of incorporation of the Company will be amended and restated (the “Second Amended and Restated Certificate of Incorporation”), and the bylaws of the Company will be amended and restated (the “Amended and Restated Bylaws” and, together with the Third Amended and Restated Stronghold LLC Agreement and the Second Amended and Restated Certificate of Incorporation, the “Amended Organizational Documents”). Prior to the closing of the offering of Common

Stock hereunder, the Company will complete the Preferred Stock Conversion and the Stock Split, both as described in the Prospectus and the Disclosure Package (as defined below).

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

The Company and the Underwriters hereby agree that, in connection with the proposed offering of the Shares, B. Riley Securities, Inc. (the “Designated Underwriter”) shall administer a directed share program (the “Directed Share Program”) on behalf of the Company under which 5.0% of the Initial Shares (the “Reserved Shares”) shall be reserved for sale by the Underwriters at the initial public offering price to the Company’s employees, directors and officers and certain other parties related to the Company, as designated by the Company (collectively, the “Directed Share Participants”) as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority (“FINRA”) and all other applicable laws, rules and regulations. The number of Shares available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved Shares. The Underwriters may offer any Reserved Shares not purchased by Directed Share Participants to the general public on the same basis as the other Shares being issued and sold hereunder. The Company has supplied the Designated Underwriter with names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program.  It is understood that any number of those designated to participate in the Directed Share Program may decline to do so.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-258188), including a related preliminary prospectus, for the registration of the Shares under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”). The Company has prepared and filed such amendments to the registration statement and such amendments or supplements to the related preliminary prospectus as may have been required to the date hereof, and will file such additional amendments or supplements as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement, as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement that becomes effective prior to the Closing Time (as defined below), such registration statement as so amended) and including all information deemed to be a part of the registration statement pursuant to incorporation by reference, Rule 430A of the Securities Act or otherwise, is hereinafter called the “Registration Statement.” Any registration statement for the registration of the Shares filed pursuant to Rule 462(b) of the Securities Act is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus included in the Registration Statement before it was declared effective by the Commission under the Securities Act, and any preliminary form of prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act, including all information incorporated by reference in either such prospectus, is hereinafter called the “Preliminary Prospectus.” The term “Prospectus” means the final prospectus, as first filed with the Commission pursuant to Rule

424(b) of the Securities Act, and any amendments thereof or supplements thereto, including all information incorporated by reference therein.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein), (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule II hereto, (iii) the pricing information set forth on Schedule III hereto, and (iv) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package.

The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act. The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act.

The Company and the Underwriters agree as follows:

1.Sale and Purchase:

(a)Initial Shares. Upon the basis of the representations and warranties and other terms and conditions and agreements herein set forth, at the purchase price per share of Common Stock of $[•], the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, that number of Initial Shares set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares; provided, however, that the purchase price per share of the Reserved Shares shall be $[•].

(b)Option Shares. In addition, upon the basis of the representations and warranties and other terms and conditions and agreements herein set forth, at the purchase price per share of Common Stock set forth in paragraph (a) above, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Shares, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representatives to the Company, setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (an “Option Closing Time”) shall be determined by the Representatives, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, the Company will sell that number of Option Shares then being purchased and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

2.Payment and Delivery:

(a)Initial Shares. The Initial Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company upon at least forty-eight hours’ prior notice. To the extent the Initial Shares exist in definitive form, the Company will cause the certificates representing the Initial Shares to be made available for checking and packaging not later than 1:00 p.m. New York City time on the business day prior to the Closing Time (as defined below) with respect thereto at the office of Nelson Mullins Riley & Scarborough LLP, 101 Constitution Ave NW, Suite 900, Washington, D.C. 20001, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the second (third, if the determination of the purchase price of the Initial Shares occurs after 4:30 p.m., New York City time, on the date hereof) business day after the date hereof (unless another time and date shall be agreed to by the Representatives and the Company). The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”

(b)Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, including, at the option of the Representatives, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company upon at least forty-eight hours’ prior notice. To the extent the Option Shares exist in definitive form, the Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least twenty-four hours prior to the Option Closing Time with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representatives in the notice given by the Representatives to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representatives may agree upon in writing.

3.Representations and Warranties of the Company:

The Company represents and warrants to each of the Underwriters as of the date hereof, the Initial Sale Time (as defined below), as of the Closing Time and as of any Option Closing Time (if any), and agrees with each Underwriter, that:

(a)the Company has the authorized capitalization as set forth in both the Prospectus and the Disclosure Package; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Capitalization” after giving effect to the adjustments set forth thereunder (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, the Disclosure Package and the Prospectus). None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, the Disclosure Package and the Prospectus. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Disclosure Package and the Prospectus accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. All of the outstanding shares of capital stock, partnership interests and membership interests, as the case may be, of Stronghold LLC and each corporation, association, partnership or other business entity of which more than 50% of the total voting power entitled to vote in the election of directors, managers, general partners, or trustees thereof is controlled, directly or indirectly, by the Company (each a “Subsidiary”) have been duly authorized and are validly issued, fully paid and non-assessable securities thereof and, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all of the outstanding shares of capital stock, partnership interests or membership interests, as the case may be, of the Subsidiaries are owned directly or indirectly by the Company, free and clear of any pledge, lien, encumbrance, security interest or other claim (other than such pledges, liens, encumbrances, security interests or other claims that would not, individually or in the aggregate, have a Material Adverse Effect (as defined below)); except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options; and none of the outstanding interests of any of the Subsidiaries, if any, were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary;

(b)each of the Company and the Subsidiaries (all of which are named in Exhibit 21 to the Registration Statement) has been duly incorporated, formed or organized and is validly existing as a corporation or limited liability company in good standing under the laws of its respective jurisdiction of incorporation, formation or organization, as applicable, with full power and authority to own and operate its respective properties and to conduct its respective businesses as described in the Registration Statement, the Prospectus and the Disclosure Package, and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated herein;

(c)the Company and all of the Subsidiaries are duly qualified or licensed to transact business and are in good standing in each jurisdiction in which they conduct their respective businesses, or in which they own or lease real property so as to require such qualification, and in which the failure, individually or in the aggregate, to be so qualified or licensed would not have a material adverse effect on the (A) assets, liabilities, business, operations, earnings, prospects, operating results, properties or condition (financial or otherwise), of the Company and the Subsidiaries taken as a whole, or (B) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (any such effect or change referred to in subclause (A) or (B), where the context so requires, is hereinafter called a “Material Adverse Effect” or “Material Adverse Change”); and except as disclosed in the Registration Statement, the Disclosure Package, and the Prospectus, (i) the Company and the Subsidiaries, taken as a whole, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole; (ii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its Subsidiaries; (iii) no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary; and (iv) the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

(d)the Company and the Subsidiaries have at all times been, and currently are, in compliance with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except for any non-compliance that would not, individually or in the aggregate, have a Material Adverse Effect;

(e)except as disclosed in the Registration Statement, the Disclosure Package, and the Prospectus, neither the Company nor any Subsidiary is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach or violation of, or default under) (i) its respective certificate of incorporation, bylaws, limited partnership agreement, operating agreement or other similar organizational documents (the “organizational documents”), (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any contract, lease, license, indenture, mortgage, deed of trust, loan, note or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order (each, a “Law”) applicable to the Company, except, in the case of clauses (ii) and (iii) above, for such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect;

(f)the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated herein and therein and in the Registration Statement, the Disclosure Package and the Prospectus and the issuance and sale of the Shares (including the use of proceeds from the sale of the Shares as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and the compliance by the Company with its obligations hereunder, have been duly authorized by all necessary corporate action and do not and will not (A) conflict with, or result in any breach or violation of, or constitute a default or any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries (a “Repayment Event”) under (nor constitute any event which with notice, lapse of time, or both would constitute a breach or violation of, or default or a Repayment Event under), (i) any provision of the organizational documents of the Company or any Subsidiary, or (ii) any provision of any license, indenture, mortgage, deed of trust, loan, note or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment, writ or order applicable to the Company or any Subsidiary, except in the case of this clause (ii) for such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary, except for liens, charges, claims, or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect;

(g)each of this Agreement and the Amended Organizational Documents has been duly authorized, executed and delivered by the Company and Stronghold LLC, as applicable, and is a legal, valid and binding agreement of the Company or Stronghold LLC, as applicable, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(h)no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein and in the Registration Statement, the Disclosure Package and the Prospectus, and its sale and delivery of the Shares, and the compliance by the Company with its obligations hereunder, other than (A) such as have been obtained or made, or will have been obtained or made at the Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”),

(B) such approvals in connection with the listing of the Shares on the Nasdaq Global Market (“Nasdaq”), (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or by the rules of FINRA, or (D) state filings required in connection with the Second Amended and Restated Certificate of Incorporation and to effect the Stock Split;

(i)each of the Company and the Subsidiaries has all necessary permits, licenses, authorizations, consents and approvals (the “Permits”) and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required to conduct their respective businesses as described in the Registration Statement, the Prospectus and the Disclosure Package, except to the extent that any failure to have any such Permits, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; none of the Company or any of the Subsidiaries is not in compliance with, or is in violation of, in default under, or has received any notice regarding a possible violation, default, modification or revocation of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, the effect of which, individually or in the aggregate, would result in a Material Adverse Change;

(j)each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission; to the knowledge of the Company, the Company is not the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and the Company has complied, to the Commission’s satisfaction, with any request on the part of the Commission for additional or supplemental information;

(k)the Preliminary Prospectus when filed and the Registration Statement as of each effective date and as of the date hereof complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act;

(l)each of the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendments thereto, as of its respective effective date and as of the date hereof, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date, the date hereof and at the Closing Time and on each Option Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the Underwriters’ Information;

(m)as of [•] p.m. (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not, and at the time of each sale of Shares and at the Closing Time and each Option Closing Time, the Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus identified in Schedule II hereto did not, and at the time of each sale of Shares and at the Closing Time and each Option Closing Time, each such Issuer Free Writing Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any Underwriters’ Information;

(n)each Issuer Free Writing Prospectus is identified in Schedule II hereto and as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus, or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified, in any material respect; provided, however, that the Company makes no warranty or representation with respect to any Underwriters’ Information;

(o)the Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act; the Company was not, is not or will not be (as applicable) an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement and the Prospectus; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act;

(p)except for the Issuer Free Writing Prospectuses identified in Schedule II hereto, and any electronic road show relating to the public offering of shares contemplated herein furnished to you before first use, the Company has not prepared , used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any Free Writing Prospectus; and each electronic road show, when considered together with the Disclosure Package, did not, as of the Initial Sale Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(q)the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

(r)the initial confidential submission by the Company of the Registration Statement relating to the Shares with the Commission complied with the confidential submission policy of the Division of Corporation Finance of the Commission announced June 29, 2017, as supplemented August 17, 2017 and June 24, 2020; from the time of the initial confidential submission of the Registration Statement relating to the Shares with the Commission (or, if earlier, the first date on which the Company engaged in any oral or written communication made in reliance upon Section 5(d) of the Securities Act or Rule 163B under the Securities Act (each a “Testing-the-Waters Communication”)) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act (an “Emerging Growth Company”). The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are, or the Company or the Representatives reasonably believe are, qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications; and the Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”) or Testing-the-Waters Communications; as of the Initial Sale Time, each of the written Testing-the-Waters Communications and the Marketing Materials, if any, when considered together with the Disclosure Package, did not, as of the Initial Sale Time, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(s)except as described in the Registration Statement, the Prospectus and the Disclosure Package, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which, individually or in the aggregate, would be reasonably likely to result in a judgment, decree, award or order having a Material Adverse Effect;

(t)the financial statements, including the notes thereto, included in (or incorporated by reference into) each of the Registration Statement, the Prospectus and the Disclosure Package present fairly in all material respects the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in (or incorporated by reference into) the Registration Statement and the amounts in both the Prospectus and the Disclosure Package under the captions “Prospectus Summary—Summary Historical and Pro Forma Combined Financial and Operating Data,” “Prospectus Summary—Summary Historical Financial Data of Panther Creek” and “Capitalization” have been compiled on a basis consistent with the financial statements included in each of the Registration Statement, the Prospectus and the Disclosure Package; the information contained in the Prospectus and Disclosure Package under the caption “Unaudited Pro Forma Combined Financial Information” fairly presents the information shown therein and complies with the requirements of Article 11 of Regulation S-X under the Securities Act; no other financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus or the Disclosure Package; the unaudited pro forma financial information (including the related notes) included in each of the Registration Statement, the Prospectus and the Disclosure Package complies as to form in all material respects with the applicable accounting requirements of the Securities Act, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable; such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company and the Subsidiaries, the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified; and no other pro forma financial information is required to be included in (or incorporated by reference into) the Registration Statement, the Prospectus or the Disclosure Package; and all disclosures contained in the Registration Statement, the Prospectus and the Disclosure Package that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S‑K, to the extent applicable;

(u)Urish Popeck & Co., LLC, whose reports on the consolidated financial statements (including the notes and schedules thereto) of the Company and the Subsidiaries are filed with the Commission as part of the Registration Statement, the Prospectus and the Disclosure Package or are incorporated by reference therein, and any other accounting firm that has certified Company financial statements and delivered its reports with respect thereto, are, and were during the periods covered by their reports, (i) independent public accountants as required by the Securities Act and the rules of the Public Company Accounting Oversight Board (the “PCAOB”); (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act, and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn; and to the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Disclosure Package and the Prospectus;

(v)subsequent to the dates of the financial statements included in each of the Registration Statement, the Prospectus and the Disclosure Package, except as described in such documents, there has not been (A) any Material Adverse Change, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, (C) any obligation, contingent or otherwise (including off-balance sheet obligations), directly or indirectly incurred by the Company or any Subsidiary (including, without limitation, any losses or interference with their respective businesses from fire, explosion, flood, earthquakes, accident, war, terrorism, epidemic or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree) that is material to the Company and Subsidiaries taken as a whole, (D) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to each of the Company’s or its Subsidiaries’ equity plans that are described in the Registration Statement, the Prospectus and the Disclosure Package or (ii) the issuance, if any, of stock upon conversion of securities of the Company or its Subsidiaries as described in the Registration Statement, the Prospectus and the Disclosure Package) or outstanding indebtedness of the Company or any Subsidiaries, or (E) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(w)the Shares conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package;

(x)except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except for those registration or similar rights which have been waived or do not apply with respect to the offering contemplated by this Agreement; and all of such registration or similar rights are fairly summarized in all material respects in the Registration Statement, the Prospectus and the Disclosure Package;

(y)the Shares have been duly authorized and, when issued and duly delivered by the Company against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights (whether arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise);

(z)the Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and have been approved for listing on Nasdaq, subject to official notice of issuance; the Company has taken all necessary actions to ensure that, as of the Closing Time and each Option Closing Time, it will be in compliance in all material respects with all applicable corporate governance requirements set forth in Nasdaq’s listing rules then in effect;

(aa)the Company and the Subsidiaries, have not taken nor will take, and will instruct their respective directors, officers, representatives or affiliates not to take, directly or indirectly, (i) any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company (including the Shares and any “reference security” (as defined in Rule 100 of Regulation

M under the Exchange Act (“Regulation M”)) with respect to the Shares), whether to facilitate the sale or resale of the Shares or otherwise and (ii)  any action which would directly or indirectly violate Regulation M;

(bb)the Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the intent to influence unlawfully (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or any of the Subsidiaries, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its respective products or services;

(cc)none of the Company or any of its Subsidiaries is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act; and all of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with the review of the offering of the Shares by FINRA is true, complete and correct in all material respects and compliant in all material respects with FINRA’s rules;

(dd)the Company has furnished to the Underwriters a letter agreement in the form attached hereto as Exhibit A (the “Lock-up Agreement”) from each of the persons listed on Exhibit B (each a “Lock-up Person”).

(ee)any certificate signed by any officer of the Company or any Subsidiary in such capacity delivered to the Representatives or to counsel for the Underwriters pursuant to or in connection with this Agreement or the offer, issuance, and sale of the Shares hereunder shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

(ff)the form of certificate used to evidence  the Common Stock, if any, complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of Nasdaq;

(gg)each of the Company and the Subsidiaries have good and marketable title to all real property owned by them, if any, and good and marketable title to all personal property reflected as owned by them in the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Disclosure Package and the Prospectus, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages, equities, adverse claims and other defects, except such as are disclosed in the Registration Statement, the Disclosure Package and the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property, improvements, buildings, equipment and personal property held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement, the Prospectus and the Disclosure Package or are not material and do not interfere with the use made or proposed to be made of such real property, improvements, buildings, equipment and personal property by the Company or such Subsidiary;

(hh)the descriptions in the Registration Statement, the Prospectus and the Disclosure Package of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits thereto which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in both the Prospectus and the Disclosure Package are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and except where the failure of any such agreement to be enforceable in accordance with its terms would not, individually or in the aggregate, have a Material Adverse Effect;

(ii)the Company and each Subsidiary owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company and each Subsidiary to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to own or have the right to use such Intangibles would not have Material Adverse Effect, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and neither the Company nor any Subsidiary knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would, individually or in the aggregate, have a Material Adverse Effect;

(jj)the Company owns, possesses, licenses or has other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) described in the in the Registration Statement, Disclosure Package, and Prospectus as being owned or licensed by them or which are reasonably necessary for the conduct of the Company’s business as now conducted or as proposed in the Registration Statement, the Disclosure Package, and the Prospectus to be conducted, except where the failure to own or have the right to use such Intellectual Property would not have a Material Adverse Effect; the Company has not received any notice of infringement, misappropriation or other conflict with (and the Company is not otherwise aware of any infringement, misappropriation or other conflict with) the Intellectual Property of any other person, except for such infringement, misappropriation or other conflict as, if the subject of an unfavorable decision, would not have a Material Adverse Effect; and (i) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to, or the validity or scope of, any such Intellectual Property owned by or exclusively licensed to the Company, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim, other than any action, suit, proceeding or claim as, if the subject of an unfavorable decision, would not have a Material Adverse Effect; (iii)  there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others asserting that the Company infringes or otherwise violates any Intellectual Property of others; (iv) none of the Company-owned Intellectual Property employed by the Company or its Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries in violation of any contractual obligation binding on the Company or its Subsidiaries or any of their respective officers, directors or employees, other than violations that would not, individually or in the aggregate, have a Material Adverse Effect; and (v) the Company and each of its Subsidiaries have complied with the terms of each written agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary (other than non-compliance that would not, individually or in the aggregate, have a Material Adverse Effect), and all such agreements are, to the Company’s knowledge, in full force and effect;

(kk)the Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a‑15(e) and 15d-15(e) under the Exchange Act), which (i) comply with the requirements of the Exchange Act, (ii) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, and (iii) are effective in all material respects to perform the functions for which they were established;

(ll)the Company and each of its Subsidiaries maintain effective internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; since the end of the Company’s most recent audited fiscal year, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and the Company is not aware of (1) any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(mm)except for cases in which failure to be true would not, individually or in the aggregate, have a Material Adverse Effect: (i) each of the Company and the Subsidiaries has filed or caused to be filed on a timely basis all necessary U.S. federal, state and local and foreign income and franchise tax returns required to be filed through the date hereof or has properly requested extensions thereof and has timely paid all taxes shown as due thereon  and, if due and payable, any related or similar assessment, fine or penalty levied against any such entity except as may be being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided and will be maintained; (ii) no tax deficiency has been asserted in writing against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity; and (iii) all tax liabilities, accruals and reserves with respect to any income and corporation tax liability for any years not finally determined are adequately provided for to meet any assessments or re-assessments for additional income tax on the respective books of such entities;

(nn)each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types, in the amounts and with such coverage generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, all of which insurance is in full force and effect in all material respects;

(oo)except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the Prospectus, and the Disclosure Package, (i) neither the Company nor any of the Subsidiaries is in violation of, or has received written notice of any violation with respect to, any applicable federal, state or local law, rule, regulation, ordinance, code or rule of common law or any judicial or administrative interpretation thereof relating to protection of the environment or human health or workplace safety (to the extent such health or safety relates to exposure to Hazardous Materials, as hereinafter defined) or the generation, use, treatment, storage, disposal, discharge, release or transportation of Hazardous Materials (collectively, “Environmental Laws” and, without limiting the foregoing, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, and in the regulations promulgated pursuant to each of the foregoing) applicable to the business of the Company or any of the Subsidiaries; (ii) the Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable Environmental Law to conduct their respective businesses as currently conducted, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval; (iii) neither the Company nor any of the Subsidiaries has received written notice of any pending or threatened administrative, regulatory or judicial actions, suits, demands, claims, orders, investigations or proceedings (whether brought by a federal, state or local governmental authority or any other person) against the Company or any of its Subsidiaries relating to any noncompliance with, or alleged liability or obligation (including, without limitation, liability or obligation for investigatory, remedial or corrective action matters) under, Environmental Laws; and to the knowledge of the Company, there are no events or circumstances with respect to the conduct of their respective businesses that would reasonably be expected to result in  the receipt of such notice; (iv) in the performance of their respective Businesses, the Company and the Subsidiaries comply with Environmental Laws regarding any, and neither the Company nor any of the Subsidiaries has any pending (or to the knowledge of the Company, threatened) investigatory, remedial or corrective action obligations or liabilities arising under Environmental Law outside the ordinary course of their Businesses with respect to any of their handling, storing, treating, transporting, manufacturing, spilling, discharging or disposing of Hazardous Materials on any of their Properties or as a result of migration from their Properties to adjacent lands offsite their Properties; and (v) none of the Properties owned by the Company or any of the Subsidiaries is included or, to the knowledge of the Company, proposed for inclusion (A) on the National Priorities List (NPL) issued pursuant to the CERCLA, as amended, by the United States Environmental Protection Agency, or (B) on a state remedial clean-up list that is analogous to the NPL. As used herein, “Hazardous Material” shall mean any material, including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes, or flammable explosives, in each case that is regulated by or may give rise to liability under any Environmental Law.

(pp)neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, the violation of any of which would have a Material Adverse Effect;

(qq)the Company and each of the Subsidiaries and any “employee benefit plan” (as defined under ERISA (as defined below)) established or maintained by the Company, its Subsidiaries or their respective ERISA Affiliates (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred or is reasonably likely to occur with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries or their respective ERISA Affiliates would have any liability; the Company and each of the Subsidiaries and each of their respective ERISA Affiliates have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412, 4971, 4975, or 4980B of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); and each “pension plan” for which the Company and each of its Subsidiaries and their respective ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and, for the purposes of this paragraph, “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member;

(rr)none of the Company, any of its Subsidiaries, any officer or director purporting to act on behalf of the Company, or, to the Company’s knowledge, any of the Subsidiaries or any of their respective employees or agents has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries;

(ss)each “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package or the Prospectus, was so included by the Company in good faith and with reasonable basis; and no such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading;

(tt)all statistical, demographic and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and to the extent required, the Company has obtained the written consent to the use of such data from such sources;

(uu)neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any employee of the Company or any of the Subsidiaries has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Registration Statement, the Prospectus or the Disclosure Package;

(vv)all securities issued by the Company or any of the Subsidiaries have been issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity, and (iii) to the extent applicable to the issuing entity, the requirements of Nasdaq;

(ww)in connection with this offering and except as described in the Registration Statement, the Prospectus, and the Disclosure Package, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act;

(xx)except pursuant to this Agreement, the Company has not incurred any liability for, and there is no broker, finder or other party that is entitled to receive from the Company, any brokerage or finder’s fees or other fee or commission or similar payment in connection with the public offering of the Shares;

(yy)no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and any other person, on the other hand, which is required by the Securities Act to be described in the Registration Statement, the Prospectus or the Disclosure Package, which is not so described;

(zz)none of the Company or any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares or the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Disclosure Package or the Prospectus, will be, or will be required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(aaa)there are no existing or, to the knowledge of the Company, threatened labor disputes with, or other work stoppages of, the employees of the Company or any of its Subsidiaries, which would have, individually or in the aggregate, a Material Adverse Effect;

(bbb)the Company, the Subsidiaries and any of the officers and directors of the Company and the Subsidiaries, in their capacities as such, are, and at the Closing Time and any Option Closing Time will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(ccc)except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, (a) to the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, and databases (including Company Data and other non-public data and information of their respective borrowers, customers, employees, suppliers, vendors, or third parties and maintained, processed or stored by the Company and its Subsidiaries, and any such Company Data or other non-public data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”) except for those that have been remedied without material cost or liability or the duty to notify any other person under applicable laws; (b) neither the Company nor its Subsidiaries have been notified of, or have knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data under the preceding sub-section (a), and (c) the Company and its Subsidiaries have implemented and maintained reasonable controls, policies, procedures, and technological safeguards to protect the integrity, continuous operation, redundancy and security of IT Systems and Data, to the extent such items are within the Company or its Subsidiaries’ possession or control, in each case reasonably consistent with industry standards and practices, or as required by applicable laws, except with respect to clauses (a) and (b), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, result in a Material Adverse Change, or with respect to clause (c), where the failure to do so would not, individually or in the aggregate, result in a Material Adverse Change. The Company and its Subsidiaries’ IT Systems and Data are, to the Company’s knowledge, adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants;

(ddd)the Company and its Subsidiaries have at all times complied in all material respects with all applicable laws, internal and external privacy policies authored or posted by the Company or any Subsidiary, and any contractual obligations binding the Company or any Subsidiary, relating to privacy, data protection and the collection and use of “personal information” or “personal data” (each as defined by applicable laws) collected, used or held for use by the Company and its Subsidiaries in the conduct of their respective businesses (collectively, “Company Data”). No written claims have been asserted or, to the knowledge of the Company and its Subsidiaries, threatened against any of the Company and its Subsidiaries alleging a violation of any such applicable laws related to Company Data, and the consummation of the transactions contemplated hereby will not, to the Company’s knowledge, breach or otherwise cause any violation of any such applicable laws related to Company Data. The Company and its Subsidiaries take reasonable measures to protect Company Data against unauthorized access, use, modification or misuse;

(eee)none of the Company or any of the Subsidiaries or any director or officer of the Company or any of its Subsidiaries or, to the knowledge of the Company, agent, employee or affiliate of the Company or any of its Subsidiaries is in violation of or is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and the Subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance in all material respects with the FCPA and will use commercially reasonable efforts to institute and maintain policies and procedures designed to ensure compliance therewith;

(fff)none of the Company or any of its Subsidiaries, or, to the Company’s knowledge, Q Power LLC (“Q Power”) or any of the Company’s or its Subsidiaries’ controlled affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company or any of its Subsidiaries, has violated the Bank Secrecy Act, as amended, the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001 or the rules and regulations promulgated under any such law or any successor law;

(ggg)the operations of the Company and its Subsidiaries and, to the Company’s knowledge, Q Power and the Company’s controlled affiliates are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, any other money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except for any such non-compliance as would not, individually or in the aggregate, result in a Material Adverse Change, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries, or, to the Company’s knowledge, Q Power or any of the Company’s controlled affiliates, with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(hhh) each of the Company and its Subsidiaries, and, to the Company’s knowledge, Q Power and each of the Company’s and its Subsidiaries’ controlled affiliates and any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company has acted at all times in compliance with applicable Export and Import Laws (as defined below) (except for any non-compliance with Export and Import Laws that would not, individually or in the aggregate, have a Material Adverse Effect) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any governmental authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control

Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country;

(iii) none of the Company or any of its Subsidiaries, any director or officer of the Company or any of its Subsidiaries or, to the knowledge of the Company, any employee, agent, controlled affiliate or other persons associated with or acting on behalf of the Company or any of its Subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury of the United Kingdom (“HMT”) or any other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(jjj)the Company and its Subsidiaries deposit substantially all of their crypto assets, including any Bitcoin mined, in digital wallets held or operated by the Company or its Subsidiaries (the “Wallets”). Except as disclosed in the Registration Statement, the Disclosure Package, and the Prospectus, there are no material encumbrances on, or rights of any person to, the Wallets or the crypto assets contained in such Wallets. The Company and its Subsidiaries have taken commercially reasonable steps to protect the Wallets and crypto assets, including by adopting security protocols to prevent, detect and mitigate inappropriate or unauthorized access to the Wallets and crypto-assets;

(kkk)all Bitcoin miners owned or leased by the Company and its Subsidiaries (“Miners”) are owned or rightfully possessed by, operated by and under the control of the Company and its Subsidiaries. There has been no failure, breakdown or continued substandard performance of any Miners that has caused a material disruption or interruption in or to the use of the Miners or the related operation of the business of the Company or any of its Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Miners are generally maintained and in good working condition to perform all computing, information technology and data processing operations necessary for the operations of the Company and its Subsidiaries. The Company and its Subsidiaries have taken commercially reasonable steps to: (a) protect the Miners from contaminants, hacks and other malicious external or internal threats; (b) ensure continuity of operations with adequate energy supply and minimal uptime required; and (c) provide for the remote-site back-up of data and information critical to the Company and its Subsidiaries. The Company and its Subsidiaries have in place commercially reasonable disaster recovery and business continuity plans and procedures;

(lll)the Company has no securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act. The Company has a reasonable basis for making each of the representations set forth in this Section 3. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance; and

(mmm)the Company has taken all necessary corporate action to effectuate a stock split of its shares of common stock on the basis of [•] ([•]) such shares for each one (1) issued and outstanding share thereof (the “Stock Split”), such Stock Split to be effective no later than [•].

4.Certain Covenants:

The Company hereby covenants and agrees with each Underwriter:

(a)to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under (or otherwise obtaining exemptions from the application of) the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications, registrations, and exemptions, as applicable, in effect as long as requested by the Representatives for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (where not otherwise required) where it is not presently qualified; and to promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification, registration, or exemption of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment;

(b)if, at the time this Agreement is executed and delivered, it is necessary for (i) a post-effective amendment to the Registration Statement or (ii) a Rule 462(b) Registration Statement to be filed with the Commission and to be declared effective before the offering of the Shares may commence, the Company will use its commercially reasonable efforts to cause such post-effective amendment or Rule 462(b) Registration Statement to become effective and will pay any applicable fees in accordance with the Securities Act as soon as possible and will advise the Representatives promptly;

(c)to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act in a manner and within the time period required by Rule 424(b) and to furnish promptly, and for so long as a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(d)to advise the Representatives promptly when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act;

(e)to furnish a copy of each proposed Issuer Free Writing Prospectus (or any amendment or supplement thereto) to the Representatives and counsel for the Underwriters for review, a reasonable amount of time prior to the proposed time of filing or use thereof, and obtain the consent (which consent will not be unreasonably withheld or delayed) of the Representatives prior to referring to, using or filing with the Commission any Issuer Free Writing Prospectus (or any amendment or supplement thereto) pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto;

(f)to comply with the requirements of Rules 164 and 433 of the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;

(g)to advise the Representatives as soon as practicable of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Shares contemplated herein; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing;

(h)to furnish to the Underwriters for a period of two years from the date of this Agreement (i) as soon as available, copies of all reports filed or furnished with the Commission, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission or any securities exchange, and (iii) such other information as the Underwriters may reasonably request regarding the Company and the Subsidiaries (which information the Underwriters and their representative will keep confidential), provided, however, that the requirements of this Section shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR;

(i)to advise the Underwriters promptly of the happening of any event or development known to the Company within the time during which a Prospectus relating to the Shares (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, (i) would require the making of any change in the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Shares, or (iii) if it is necessary at any time to amend or supplement the Prospectus or the Disclosure Package to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is so delivered, be misleading or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement, or so that the Prospectus or the Disclosure Package will comply with the law;

(j)to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

(k)prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent (which consent shall not be unreasonably withheld or delayed) of the Representatives to the filing;

(l)to furnish promptly to the Representatives a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representatives may reasonably request;

(m)to furnish to the Representatives, as soon as practicable, during the period referred to in paragraph (i) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act;

(n)to apply the net proceeds of the sale of the Shares in accordance with its statements under the caption “Use of Proceeds” in the Registration Statement, the Prospectus and the Disclosure Package;

(o)to make generally available to its security holders and to deliver to the Representatives as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act and of Rule 158 under the Securities Act covering a period of 12 months beginning after the effective date of the Registration Statement; provided, however, that the requirements of this section shall be satisfied to the extent such statement is available on EDGAR;

(p)to use its commercially reasonable efforts to maintain the listing of the Shares on Nasdaq;

(q)to comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated by this Agreement, the Registration Statement, the Disclosure Package and the Prospectus;

(r)to promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the time when a prospectus relating to the Shares is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (ii) completion of the Company Lock-up Period (as defined below);

(s)to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

(t)to invest or otherwise use the proceeds received by the Company from its sale of the Shares, and to continue to operate its business, in such a manner as would not require the Company or any of its Subsidiaries to register as an “investment company” as such term is defined in the Investment Company Act;

(u)to refrain, from the date hereof until 180 days after the date of the Prospectus (such period, the “Company Lock-up Period”), without the prior written consent of the Representatives (which consent may be withheld in the Representatives’ sole discretion), from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing (other than, for the avoidance of doubt, the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s equity incentive plans that are described in the Registration Statement or in existence as of the date hereof), or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise or settlement of an equity award, or the exercise of a warrant or other contractual arrangement, outstanding on the date hereof and disclosed in the Prospectus, (C) shares issued pursuant to the Preferred Stock Conversion and Stock Split, (D) shares of Common Stock issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement described in the Registration Statement, the Disclosure Package and the Prospectus (including for the avoidance of doubt Common Stock issuable in exchange for limited liability company units of Stronghold LLC or Class V Common Stock of the Company), (E) any issuance of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to any employee benefit, employee compensation, stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Disclosure Package and the Prospectus, or (F) any issuance of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or the entrance into an agreement to issue shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, in connection with any merger, acquisition, financing transactions, miner acquisitions, joint venture, strategic alliances, commercial or other collaborative transaction or the acquisition or license of the business, property, technology or other assets of another individual or entity or the assumption of an employee benefit plan in connection with a merger or acquisition, provided that the aggregate number of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock that we may issue or agree to issue pursuant to this clause (F) does not exceed 20.0% of our total outstanding share capital immediately following the completion of the offering contemplated under this Agreement; and provided further that the recipients thereof provide to the representatives a signed lock-up letter on or prior to the date of such issuance substantially in the form set forth in Exhibit A hereto;

(v)not to, to cause its Subsidiaries not to, and to direct its officers, directors and controlled affiliates not to, prior to termination of the underwriting syndicate contemplated by this Agreement, take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares and shall, and shall direct each of its officers, directors and controlled affiliates to, comply with all applicable provisions of Regulation M;

(w) During the Company Lock-up Period, (i) to enforce all Lock-up Agreements and to direct the Company’s transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such Lock-up Agreements for the duration of the periods contemplated in such Lock-up Agreements, and (ii) to announce the Underwriters’ intention to release any director or “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of the Company from any of the restrictions imposed by any Lock-up Agreement, by issuing, through a major news service, a press release in form and substance satisfactory to the Representatives or, if consented to by the Representatives, in a registration statement that is publicly filed in connection with a secondary offering of the Company’s shares promptly following the Company’s receipt of any notification from the Representatives in which such intention is indicated, but in any case not later than the close of the third business day prior to the date on which such release or waiver is to become effective; provided, however, that nothing shall prevent the Representatives, on behalf of the Underwriters, from announcing the same through a major news service, irrespective of whether the Company has made the required announcement; and provided, further, that no such announcement shall be made of any release or waiver granted solely to permit a transfer of securities that is not for consideration, where the transferee has agreed in writing to be bound by the terms of a Lock-up Agreement, or as may be provided in the Lock-up Agreement;

(x)that the Company will comply with all of the provisions of any undertakings in the Registration Statement; and

(y)prior to the Closing Time and each applicable Option Closing Time, to furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the Disclosure Package, and the Prospectus.

The Representatives, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants.

5.Payment of Expenses:

(a)The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, preparation, issuance and delivery of the Shares to the Underwriters, including any stock, stamp or other transfer taxes or duties payable upon the sale, issuance, and delivery of the Shares to the Underwriters, (iii) the printing of this Agreement, any agreement with the Underwriters, and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification or registration (or obtaining exemptions from the qualification or registration) of the Shares for offering and sale under state or foreign laws that the Company and the Representatives have mutually agreed are appropriate and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other reasonable disbursements of counsel for the Underwriters relating thereto) and the preparation, printing and furnishing of copies of any blue sky surveys, if applicable, to the Underwriters and to dealers, (v) the determination of compliance with the rules and regulations of, and any filing for review of the public offering of the Shares by, FINRA (including the reasonable legal fees and filing fees and other reasonable disbursements of counsel for the Underwriters relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the listing of the Shares in Nasdaq, (viii) making road show presentations or holding road show meetings with prospective investors and the Underwriters’ sales forces with respect to the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers of the Company, personnel of the Representatives, and any such consultants, and, the cost of any aircraft chartered in connection with the road show, and the costs of all Marketing Materials, (ix) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (x) the cost of third-party background checks on the Company’s officers and directors and (xi) the performance of the Company’s other obligations hereunder. Upon the request of the Representatives, the Company will provide funds in advance for filing fees; provided, however, that the reasonable legal fees and disbursements of the counsel for the Underwriters described in clauses (iv) and (v) shall not exceed $30,000.

(b)Notwithstanding Section 5(a), at the Closing Time the Representatives agree to reimburse the Company for up to $400,000 of its reasonable out-of-pocket expenses in connection with the transactions contemplated under this Agreement.

(c)If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason within its reasonable control the Company is unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, upon demand for all fees and disbursements of Underwriters’ counsel and any other advisors, accountants, appraisers, etc. documented and reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein (provided, however, that the amount of such reimbursement shall not exceed $250,000). Notwithstanding the preceding sentence to the contrary, that if this Agreement is terminated pursuant to Section 8 of this Agreement as the result of a default by one or more of the Underwriters, then the Company shall not be obligated to reimburse the Underwriters for any of such expenses.

6.Conditions of the Underwriters’ Obligations:

The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Option Closing Time, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder on the date hereof and at the Closing Time and on each Option Closing Time, as applicable, the performance by the Company of its obligations hereunder and to the satisfaction of the following further conditions at the Closing Time or at each Option Closing Time, as applicable:

(a)The Company shall furnish to the Underwriters at the Closing Time and at each Option Closing Time (if applicable) an opinion of Vinson & Elkins LLP, counsel for the Company, addressed to the Underwriters and dated the Closing Time or the applicable Option Closing Time, as the case may be, and in form and substance satisfactory to the Representatives.

(b)On the date of this Agreement and at the Closing Time and at each Option Closing Time (if applicable), the Representatives shall have received from Urish Popeck & Co., LLC letters addressed to the Representatives and dated the respective dates of delivery thereof and in form and substance satisfactory to the Representatives, containing statements and information of the type customarily covered by an accountant’s “comfort letters” to underwriters.

(c)The Representatives shall have received at the Closing Time and at each Option Closing Time (if applicable) an opinion of Nelson Mullins Riley & Scarborough LLP, counsel to the Underwriters, addressed to the Representatives and dated the Closing Time or the applicable Option Closing Time, as the case may be, and in form and substance satisfactory to the Representatives.

(d)The Registration Statement shall have become effective not later than 5:30 p.m., New York City time, on the date of this Agreement, or such later time and date as the Representatives shall approve. If Rule 430A under the Securities Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act at or before 5:30 p.m., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Securities Act).

(e)Any Rule 462(b) Registration Statement required to be filed prior to the sale of the Shares under the Securities Act shall have been filed on the date hereof and shall have become automatically effective upon such filing.

(f)No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Underwriters shall have objected in writing.

(g)Prior to the Closing Time and each Option Closing Time, (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or, to the Company’s knowledge, threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with; (iii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) the Prospectus and the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company shall not have become the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(h)All filings with the Commission required by Rule 424 under the Securities Act (including the information required by Rule 430A under the Securities Act) to have been filed by the Closing Time shall have been made in the manner and within the applicable time period prescribed for such filing by such Rule.

(i)Between the time of execution of this Agreement and the Closing Time or the relevant Option Closing Time, (i) there shall not have been any Material Adverse Change, and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries, in each case, which is not described in the Registration Statement and the Disclosure Package, and which in the Representatives’ reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

(j)The Shares shall have been approved for listing on Nasdaq, subject to official notice of issuance.

(k)FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms or other arrangements of the transactions contemplated hereby.

(l)On or prior to the date hereof, the Representatives shall have received Lock-up Agreements from the Lock-Up Persons, and such letter agreements shall be in full force and effect.

(m)The Company shall furnish to the Underwriters, at the Closing Time and at each Option Closing Time (if applicable), a certificate of its Chief Executive Officer or President and its Chief Financial Officer, dated the Closing Time or the applicable Option Closing Time, to the effect that:

(i)the representations and warranties of the Company in this Agreement are true and correct, with the same force and effect as if made on and as of such date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date under this Agreement;

(ii)no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending under the Securities Act; and

(iii)for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change.

(n)The Company shall furnish to the Underwriters, as of the date hereof, at the Closing Time and at each Option Closing Time (if applicable), a certificate of its Chief Financial Officer, dated the Closing Time or the applicable Option Closing Time, with respect to certain financial data contained in the Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance satisfactory to the Representatives.

(o)The Company shall have furnished to the Underwriters and counsel for the Underwriters such other information, documents, opinions and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Disclosure Package, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Option Closing Time, as the Underwriters or their counsel may reasonably request.

(p)Prior to the Closing Time, the Preferred Stock Conversion, including the related amendments to the Company’s organizational documents, shall have been duly completed and effective, subject only to application of proceeds received by the Company from the sale of Shares.

(q)The Stock Split shall be effective as of [•].

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice from the Representatives to the Company at any time on or prior to the Closing Time and, with respect to the Option Shares, at any time on or prior to the applicable Option Closing Time, which termination shall be without liability on the part of any party to any other party, except that Sections 5, 7, and 9 shall at all times be effective and shall survive such termination.

7.Termination:

The obligations of the several Underwriters hereunder shall be subject to termination in the sole discretion of the Representatives, at any time prior to the Closing Time or any Option Closing Time, (i) if any of the conditions specified in Section 6 hereof shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been, in the reasonable judgment of the Representatives, since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any Material Adverse Change, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political, health or other conditions, the effect of which on the United States or international financial markets is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by Nasdaq, or if trading generally on the New York Stock Exchange or Nasdaq has been suspended or halted (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or the over-the-counter market or by order of the Commission or any other governmental authority, or (v) any federal, state, local or foreign statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representatives, materially adversely affects or will materially adversely affect the business or operations of the Company, or (vi) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs, which, in the reasonable opinion of the Representatives, would reasonably be expected to have a material adverse effect on the securities markets in the United States.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile or e-mail.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 5(a) and Section 9 hereof) or to one another hereunder.

8.Increase in Underwriters’ Commitments:

Subject to Sections 6 and 7 hereof, if any Underwriter shall fail, refuse, or default at the Closing Time or at any Option Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representatives shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter, severally and not jointly, shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representatives may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Section 9 hereof shall at all times be effective and shall survive such termination.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives).

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

9.Indemnity and Contribution by the Company and the Underwriters:

(a)The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any “affiliate” (within the meaning of Rule 405 under the Act) of any Underwriter, and the respective directors, officers, employees and agents of each Underwriter, and the successors and assigns of all of the foregoing persons, from and against, and to reimburse any and all expenses incurred in connection with, any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or other person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A)  any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or is otherwise required to retain, any written Testing-the-Waters Communication, or any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company) or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock, including any Marketing Materials, (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (C) any omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus, written Testing-the-Waters Communication, any road show or in any Marketing Materials of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with Underwriters’ Information. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company may otherwise have.

If any action, suit or proceeding (a “Proceeding”) is brought against an Underwriter or other person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding including the employment of counsel reasonably satisfactory to the indemnified party and payment of any and all expenses related to such Proceeding or incurred in connection with such indemnified party’s successful enforcement of this Section 9(a); provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such Proceeding effected without its consent, and the Company shall not, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(b)The Company agrees to indemnify, defend and hold harmless the Designated Underwriter and its respective partners, directors, officers, employees and agents, and any person who controls the Designated Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation actually incurred) which, jointly or severally, the Designated Underwriter or any person indemnified under this paragraph may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (i) arises out of or is based upon (a) any of the matters referred to in paragraph (a) of this Section 9, or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that the Directed Share Participant has agreed to purchase; or (iii) otherwise arises out of or is based upon the Directed Share Program; provided that, subject to applicable provisions of the Securities Act, if any, the Company shall not be responsible under this clause (iii) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Designated Underwriter in conducting the Directed Share Program.

(c)Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or is otherwise required to retain, any written Testing-the-Waters Communication, road show, the

Prospectus or any Marketing Materials, (B) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (C) any omission or alleged omission from any such Issuer Free Writing Prospectus, written Testing-the-Waters Communication, road show, Marketing Materials or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus, written Testing-the-Waters Communication, road show, Marketing Materials or Prospectus in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company expressly for use therein; provided that the statements set forth in the fourth paragraph under the caption “Underwriting” and the information under the subheading “Underwriting—Stabilization” in the Preliminary Prospectus, the Disclosure Package and the Prospectus (to the extent such statements relate to the Underwriters) (collectively, the “Underwriters’ Information”) constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for purposes of Section 3(l), Section 3(m) and Section 3(n) and this Section 9. The indemnity agreement set forth in this Section 9(c) shall be in addition to any liability which the Underwriters may otherwise have.

If any Proceeding is brought against the Company, or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, or such person, shall promptly notify the Representatives in writing of the institution of such Proceeding and the Representatives, on behalf of the Underwriters, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to the indemnified party and payment of any and all expenses related to such Proceeding or incurred in connection with such indemnified party’s successful enforcement of this Section 9(c); provided, however, that any failure or delay to so notify the Representatives will not relieve any Underwriters of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such Proceeding effected without its written consent, and the Underwriters shall not, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)If the indemnification provided for in this Section 9 is, for any reason, unavailable or insufficient to hold harmless an indemnified party under Sections 9(a), (b) and (c) in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, expenses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding. The provisions set forth in Sections 9(a), 9(b) and 9(c) with respect to notice of commencement of any Proceeding shall apply if a claim for contribution is to be made under this Section 9(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been duly given under Sections 9(a), 9(b) and 9(c) for purposes of indemnification.

(e)The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 9(d)(i) and, if applicable, Section 9(d)(ii) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule I hereto.

10.Survival:

The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company contained in Sections 3 and 4 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement and the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Prospectus.

11.Duties:

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Underwriters undertake to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Underwriters with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters); (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby. The Company acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency, advisory, fiduciary or similar duty.

12.Notices:

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and effective only on receipt and, if sent to the Representatives, will be mailed, delivered or e-mailed to: B. Riley Securities, Inc., 299 Park Avenue, New York, NY 10171, Attention: Syndicate Department; and Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, Attention: Head of Equity Capital Markets and General Counsel, Investment Banking, and with a copy (which shall not constitute notice) to the Representatives’ counsel at Nelson Mullins Riley & Scarborough LLP, 101 Constitution Ave NW, Suite 900, Washington, DC 20001, Attention: Jonathan Talcott and Peter Strand; or, if sent the Company, will be mailed, delivered or e-mailed to Stronghold Digital Mining, Inc., 595 Madison Avenue, 29th Floor, New York, New York 10022, Attention: Chief Executive Officer, with a copy (which shall not constitute notice) to the Company’s counsel at Vinson & Elkins L.L.P., 1114 Avenue of the Americas, 32nd Floor, New York, New York 10036, Attention: Daniel M. LeBey and Shelley A. Barber. Any party hereto may change the address for receipt of communications by giving written notice to the others.

13.Governing Law:

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and the Company and each Underwriter irrevocably submit to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The Company and each Underwriter irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

14.Parties at Interest:

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, and the controlling persons, directors, officers, and other persons referred to in Section 9 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15.Successors and Assigns:

This Agreement shall be binding upon each of the Underwriters and the Company and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

16.Counterparts and Facsimile Signatures:

This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile or .pdf signature shall constitute an original signature for all purposes.

17.Partial Unenforceability:

The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18.Recognition of the U.S. Special Resolution Regimes:

(a)In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.General Provisions:

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings in this Agreement have been inserted as a matter of convenience of reference and shall not affect the construction or interpretation of this Agreement.

[Remainder of Page Intentionally Left Blank]

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours,

STRONGHOLD DIGITAL MINING, INC.

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

B. RILEY SECURITIES, INC.

By:
Name:
Title:

COWEN AND COMPANY, LLC

By:
Name:
Title:

For itself and as Representatives of the other
Underwriters named on Schedule I hereto.

Schedule I

Underwriter	Number of Initial Shares to be Purchased
B. Riley Securities, Inc.
Cowen and Company, LLC

Total

I-1

Schedule II

Issuer Free Writing Prospectuses

[•]

II-1

Schedule III

Pricing Terms

Number of Initial Shares:	[•]
Number of Option Shares:	[•]
Public Offering Price per Share:	[•]

III-1

EXHIBIT A

Form of Lock-up Agreement

A-1

EXHIBIT B

B-1